Exhibit 5.1

Form of Opinion of O’Melveny & Myers LLP

June     , 2007

The Nielsen Company B.V.

770 Broadway

New York, New York 10003

Nielsen Finance LLC

770 Broadway

New York, New York 10003

Nielsen Finance Co.

770 Broadway

New York, New York 10003

Re:	Registration of Securities of The Nielsen Company B.V., Nielsen Finance LLC and Nielsen Finance Co.

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-4 (File No. 333-142546), as amended (the “Registration Statement”), of The Nielsen Company B.V., a Netherlands private company with limited liability (the “Dutch Issuer”), Nielsen Finance LLC, a Delaware limited liability company, and Nielsen Finance Co., a Delaware corporation, (each a “U.S. Issuer”, and together, the “U.S. Issuers”), in connection with (i) the Dutch Issuer’s offer to exchange up to €343,000,000 aggregate principal amount of the Dutch Issuer’s 11 1/8% Senior Discount Notes due 2016 (the “Dutch Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Dutch Issuer’s outstanding 11 1/8% Senior Discount Notes due 2016 (the “Dutch Old Notes”) and (ii) the U.S. Issuers’ offer to exchange up to (a) $650,000,000 aggregate principal amount of the U.S. Issuers’ 10% Senior Notes Due 2014, which have been registered under the Securities Act (the “Exchange Senior Dollar Notes”), for a like principal amount of the U.S. Issuers’ outstanding 10% Senior Notes Due 2014 (the “Old Senior Dollar Notes”), (b) €150,000,000 aggregate principal amount of the U.S. Issuers’ 9% Senior Notes Due 2014, which have been registered under the Securities Act (the “Exchange Senior Euro Notes”), for a like principal

The Nielsen Company B.V.

Nielsen Finance Co.

Nielsen Finance LLC

June     , 2007

amount of the U.S. Issuers’ outstanding 9% Senior Notes Due 2014, (the “Old Senior Euro Notes”) and (c) $1,070,000,000 aggregate principal amount of the U.S. Issuers’ 12 1/2% Senior Subordinated Discount Notes Due 2016, which have been registered under the Securities Act (the “Exchange Senior Subordinated Discount Notes” and, together with the Exchange Senior Dollar Notes and the Exchange Senior Euro Notes, the “U.S. Exchange Notes”), for a like principal amount of the U.S. Issuers’ 12 1/2% Senior Subordinated Discount Notes Due 2016 (the “Old Senior Subordinated Discount Rate Notes” and, together with the Old Senior Dollar Notes and the Old Senior Euro Notes, the “U.S. Old Notes”), with the U.S. Exchange Notes to be guaranteed (the “Guarantees”) by each of the parties listed on Schedule I attached hereto (each a “Guarantor” and collectively, the “Guarantors”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate, limited liability company, limited partnership and other records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.	Assuming the due authorization by the Dutch Issuer, when issued, executed, delivered and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture (each as defined in the Registration Rights Agreement dated as of August 9, 2006, among the Dutch Issuer and the Initial Purchasers (as defined therein)), the Dutch Exchange Notes will be the legally valid and binding obligations of the Dutch Issuer, enforceable against the Dutch Issuer in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights generally.

2.

When issued, executed, delivered and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture (each as defined in the Registration Rights Agreement dated as of August 9, 2006, among the U.S. Issuers and the Initial Purchasers (as defined therein)), the U.S. Exchange Notes will be the legally valid and binding obligations of the U.S. Issuers, enforceable against the U.S. Issuers in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally

The Nielsen Company B.V.

Nielsen Finance Co.

Nielsen Finance LLC

June     , 2007

(including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights generally.

3.	Assuming due authorization of the Guarantees by the those Guarantors listed in Item 2 of Schedule I hereto, when the U.S. Exchange Notes have been issued, executed and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, the Guarantees of each Guarantor with respect to the U.S. Exchange Notes will be the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor, as the case may be, in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights generally.

The law governed by this opinion is limited to the present federal law of the United States, the present law of the State of New York, the present Delaware General Corporation Law, the present Delaware Limited Liability Company Act, the present Delaware Revised Uniform Limited Partnership Act, the present California Corporations Code and the present New York Business Corporation Law. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority or any jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectuses constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully submitted,

SCHEDULE I

1.	Item 1 Guarantors

A. C. Nielsen (Argentina) S.A., a Delaware corporation

A. C. Nielsen Company, a Delaware corporation

AC Nielsen (US), Inc., a Delaware corporation

AC Nielsen HCI, LLC, a Delaware limited liability company

ACN Holdings Inc., a Delaware corporation

ACNielsen Corporation, a Delaware corporation

ACNielsen EDI II, Inc., a California corporation

ART Holding, L.L.C., a Delaware limited liability company

Athenian Leasing Corporation, a Delaware corporation

BDS (Canada), LLC, a Delaware limited liability company

Billboard Cafes, Inc., a Delaware corporation

Broadcast Data Systems, LLC, a Delaware limited liability company

Claritas Inc., a Delaware corporation

Consumer Research Services, Inc., a Delaware corporation

CZT/ACN Trademarks, L.L.C., a Delaware limited liability company

EMIS (Canada), LLC, a Delaware limited liability company

Global Media USA, LLC, a Delaware limited liability company

Interactive Market Systems, Inc., a New York corporation

MFI Holdings, Inc., a Delaware corporation

Neslein Holding, L.L.C., a Delaware limited liability company

Nielsen Business Media, Inc., a Delaware corporation

The Nielsen Company (US), Inc., a New York corporation

Nielsen EDI, Inc., a California corporation

Nielsen Entertainment, LLC, a Delaware limited liability company

Nielsen Holdings, Inc., a Delaware corporation

Nielsen Leasing Corporation, a Delaware corporation

Nielsen Media Research, Inc., a Delaware corporation

Nielsen National Research Group, Inc., a California corporation

NMR Investing I, Inc., a Delaware corporation

NMR Licensing Associates, L.P., a Delaware limited partnership

Panel International S.A., a Delaware corporation

PERQ/HCI, LLC, a Delaware limited liability company

Radio and Records, Inc., a California corporation

Spectra Marketing Systems, Inc., a Delaware corporation

SRDS, Inc., a Delaware corporation

Trade Dimensions International, Inc., a Delaware corporation

VNU Marketing Information, Inc., a Delaware corporation

VNU Media Measurement & Information, Inc., a Delaware corporation

VNU/SRDS Management Co., Inc., a Delaware corporation

VNU USA Property Management, Inc., a New York corporation

2.	Item 2 Guarantors

Decisions Made Easy, Inc., an Arkansas corporation

Foremost Exhibits, Inc., a Nevada corporation

The Nielsen Company B.V., a Netherlands public limited company

Nielsen Holding and Finance B.V., a Netherlands private limited company

VNU Holdings B.V., a Netherlands private limited company

VNU Intermediate Holding B.V., a Netherlands private limited company

VNU International B.V., a Netherlands private limited company

VNU Services B.V., a Netherlands private limited company

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